                            ARTICLES OF INCORPORATION

                                       OF

                           SAMUEL HAMANN GRAPHIX, INC.

    The undersigned incorporator being a natural person more than 18 years of age acting as the sole incorporator of the above-named corporation (the "Corporation") hereby adopts the following articles of incorporation for the
Corporation:

                                    ARTICLE I

                                      NAME

    The name of the Corporation shall be: Samuel Hamann Graphix, Inc.

                                   ARTICLE II

                               PERIOD OF DURATION

    The Corporation shall continue in existence perpetually unless sooner dissolved according to law.

                                   ARTICLE III

                               PURPOSES AND POWERS

    The purposes for which the Corporation is organized are:

         (a) To seek, investigate, acquire interests in, and dispose of business opportunities, ventures, and assets; to own and operate any lawful enterprise; and, to acquire, hold, and dispose of tangible or intangible personal property;

         (b) To acquire by purchase or otherwise, own, hold, lease, rent, mortgage, or otherwise, to trade with and deal in real estate, lands, and interests in lands, and all other property of every kind and nature;

         (c) To acquire, sell, and otherwise dispose of or deal in stock, bonds, mortgages, securities, notes, and commercial paper for corporations and individuals;

         (d) To borrow money and to execute notes and obligations and security contracts therefor, and to lend any of the monies or funds of the Corporation and to take evidence of indebtedness therefor, and also to negotiate loans: to carry on general mercantile and merchandise business; and to purchase, sell and deal in such goods, supplies, and merchandise as are necessary or desirable in connection therewith;

         (e) To guarantee the payment of dividends or interest on any other contract or obligation of any corporation whenever proper or necessary for the business of the Corporation in the judgment of its directors;


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         (f) To do all and everything necessary, suitable, convenient, or proper for the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated, or incidental to the powers therein named, or which shall at any time appear conducive or expedient for the protection or benefit of the Corporation, with all the powers hereafter conferred by the laws under which this Corporation is organized; and

         (g) To conduct any lawful business for which a corporation may be organized under the laws of Nevada.

                                   ARTICLE IV

                                AUTHORIZED SHARES

    The Corporation is authorized to issue a total of 55,000,000 shares consisting of 5,000,000 shares of preferred stock having a par value of $0.001 per share and 50,000,000 shares of common stock having a par value of $0.001 per share. The powers, preferences, rights, qualifications, limitations, or restrictions of the shares of stock of each class and series which the Corporation is authorized to issue, is as follows:

         (a) Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series as may be determined by the board of directors. Each series shall be distinctly designated. All shares of any one series of the Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative. The powers, preferences, participating, optional, and other rights of each such series and the qualifications, limitations, or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Except as hereinafter provided, the board of directors of this Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of preferred Stock, the designation, powers, preferences, and relative participating, optional, and other rights, and the qualifications, limitations, and restrictions thereof, if any, of such series, including, without limiting the generality of the foregoing the following:

              (i) The distinctive designation of, and the number of shares of Preferred Stock which shall constitute, each series, which number may be increased (except as otherwise fixed by the board of directors) or decreased (but not below the number of shares thereof outstanding) from time to time by action of the board of directors;

              (ii) The rate and times at which, and the terms and conditions upon which dividends, if any, on shares of the series shall be paid, the extent of preferences or relations, if any, of such dividends to the dividends payable on any other class or classes of stock of the Corporation or on any series of Preferred Stock and whether such dividends shall be cumulative or non-cumulative;

              (iii) The right, if any, of the holders of shares of the same series to convert the same into, or exchange the same for any other class or classes of the Corporation and the terms and conditions of such conversion or exchange;

              (iv) Whether shares of the series shall be subject to redemption, and the redemption price or prices including, without limitation, a redemption price or prices payable in shares of any class or classes of stock of the Corporation, cash or other property and the time or times at which, and


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the terms and conditions on which, shares of the series may be redeemed;

              (v) The rights, if any, of the holders of shares of the series upon voluntary or involuntary liquidation, merger, consolidation, distribution, or sale of assets, dissolution, or winding up of the Corporation;

              (vi) The terms of any sinking fund or redemption or purchase account, if any, to be provided for shares of the series; and

              (vii) The voting powers, if any, of the holders of shares of the series which may, without limiting the generality of the foregoing, include (A) the right to more or less than one vote per share on any or all matters voted on by the shareholders, and (B) the right to vote as a series by itself or together with other series of preferred Stock or together with all series of Preferred Stock as a class, on such matters, under such circumstances, and on such conditions as the board of directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of Preferred Stock or together with all series of Preferred Stock as a class, to elect one or more directors of the Corporation in the event there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and on such conditions as the board of directors my determine.

         (b) Common Stock. The Common Stock shall have the following powers, rights, qualifications, limitations and restrictions.

              (i) After the requirements with respect to preferential dividends on Preferred Stock, if any, shall have been met and after the Corporation shall comply with all the requirements, if any, with respect to the setting aside of funds as sinking funds or redemption or purchase accounts and subject further to any other conditions which may be required by the laws of the state of Nevada, then, but not otherwise, the holders of Common Stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the board of directors;

              (ii) After distribution in full of the preferential amount to be distributed to the holders of Preferred Stock, if any, in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution, or winding up of the Corporation, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of the Common Stock held by each; and

              (iii) Except as may otherwise be required by law or these articles of incorporation, in all matters as to which the vote or consent of stockholders of the Corporation shall be required or be taken, including, any vote to amend the articles of incorporation to increase or decrease the par value of any class of stock, effect a stock split or combination of shares, or alter or change the powers, preferences, or special rights of any class or series of stock, the holders of the Common Stock shall have one vote per share of Common Stock on all such matters and shall not have the right to cumulate their votes for any purpose.

         (c) Other Provisions.

              (i) The board of directors of the Corporation shall have authority to authorize the issuance, from time to time without any vote or other action by the stockholders of any or all shares of the

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Corporation of any class at any time authorized, and any securities convertible into or exchangeable for such shares, in each case to such persons and for such consideration and on such terms as the board of directors from time to time in its discretion lawfully may determine; provided, however, that the consideration for the issuance of shares of stock of the Corporation having par value shall not be less than such par value. Shares so issued, for which the full consideration determined by the board of directors has been paid to the Corporation, shall be fully paid stock, and the holders of such stock shall not be liable for any further call or assessment thereon.

              (ii) Unless otherwise provided in the resolution of the board of directors providing for the issue of any series of Preferred Stock, no holder of shares of any class of the Corporation or of any security or obligation convertible into, or of any warrant, option, or right to purchase, subscribe for, or otherwise acquire, shares of any class of the Corporation. whether now or hereafter authorized, shall, as such holder, have any preemptive right whatsoever to purchase, subscribe for, or otherwise acquire shares of any class of the Corporation, whether now or hereafter authorized.

              (iii) Anything herein contained to the contrary notwithstanding, any and all right, title, interest and claim in and to any dividends declared or other distributions made by the Corporation, whether in cash, stock, or otherwise, which are unclaimed by the stockholder entitled thereto for a period of six years after the close of business on the payment date, shall be and be deemed to be extinguished and abandoned; and such unclaimed dividends or other distributions in the possession of the Corporation, its transfer agents or other agents or depositories, shall at such time become the absolute property of the Corporation, free and clear of any and all claims of any person whatsoever.

              (iv) The Corporation expressly elects not to be governed by the provisions of sections 78.378 to 78.3793, inclusive, and sections 78.411 to 78.115, inclusive, of the Nevada Revised Statutes, including any amended or successor provision thereto, which provisions shall not apply to the Corporation or any of its Stockholders.

                                    ARTICLE V

                             LIMITATION ON LIABILITY

    A director or officer of the Corporation shall have no personal liability to the Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except for damages for breach of fiduciary duty resulting from (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or (b) the payment of dividends in violation of section 78.300 of the Nevada Revised Statutes as it may from time to time be amended or any successor provision thereto.

                                   ARTICLE VI

                       PRINCIPAL OFFICE AND RESIDENT AGENT

    The address of the Corporation's resident office in the state of Nevada is 502 East John Street, Suite E, Carson City, state of Nevada. The name of its initial resident agent in the state of Nevada is CSC Services of Nevada, Inc. Either the resident office or the resident agent may be changed in the manner provided by law.

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                                   ARTICLE VII

                                   AMENDMENTS

    The Corporation reserves the right to amend, alter, change, or repeal all or any portion of the provisions contained in these articles of incorporation from time to time in accordance with the laws of the state of Nevada, and all rights conferred on stockholders herein are granted subject to this reservation.

                                  ARTICLE VIII

                        ADOPTION AND AMENDMENT OF BYLAWS

    The initial bylaws of the Corporation shall be adopted by the board of directors. The power to alter, amend, or repeal the bylaws or adopt new bylaws shall be vested in the board of directors, but the stockholders of the Corporation may also alter, amend, or repeal the bylaws or adopt new bylaws. The bylaws may contain any provisions for the regulation or management of the affairs of the Corporation not inconsistent with the laws of the state of Nevada now or hereafter existing.

                                   ARTICLE IX

                                    DIRECTORS

    The governing board of the Corporation shall be known as the board of directors. The number of directors comprising the board of directors shall be fixed and may be increased or decreased from time to time in the manner provided in the bylaws of the Corporation, except that at no time shall there be less than one nor more than eleven directors. The original board of directors shall consist of three people. The name and address of the person who is to serve as the initial director until the first annual meeting of stockholders and until his successor is elected and shall qualify is as follows:

Name                                       Address

Nathan Gould                               23 East 74th Street
                                           New York, New York 10021

Gaius Villard                              23 East 74th Street
                                           New York, New York 10021

Michael Johnson                            1295 2nd Avenue
                                           Salt Lake City, Utah 84102

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                                    ARTICLE X

                                  INCORPORATOR

    The name and mailing address of the incorporator signing these articles of incorporation is:

Name                                       Address

C. Woodgate                                502 East John Street, Suite E
                                           Carson City, Nevada 89706

    The undersigned, being the incorporator of the Corporation herein before named, hereby makes and files these articles of incorporation, declaring that the facts herein are true.

Dated this 7th day of August, 1996.

                                 /s/ C. Woodgate
                                 ------------------------------
                                 C. Woodgate

STATE OF NEVADA          )
                         :ss.

COUNTY OF Carson City    )

    I, Nancy McClain, a notary public, hereby certify that on the 7th day of August 1996, appeared before me C. Woodgate, personally known to me to be the subscriber to the above instrument, who acknowledged to me that she is the person who signed the above instrument as the incorporator and that the statements contained herein are true.

                                /s/ Nancy L. McClain
                                ------------------------------
                                NOTARY PUBLIC

                                Residing in  Carson City
                                            ------------------

My commission Expires:

      12/1/96
----------------------



                                        6
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                     CERTIFICATE OF AMENDMENT OF ARTICLES OF
                                  INCORPORATION
                            (After Issuance of Stock)

                           Samuel Hamann Graphix, Inc.
                              (Name of Corporation)

WE THE UNDERSIGNED GARY G. McCANN, PRESIDENT & COO AND VLADIMIR
STEPANOFF, VICE PRESIDENT & SECRETARY OF SAMUEL HAMANN GRAPHIX INC.

DO HEREBY CERTIFY:

    THAT THE BOARD OF DIRECTORS OF SAID CORPORATION AT A MEETING DULY CONVENED, HELD ON THE 4TH DAY OF SEPTEMBER, 1996, ADOPTED A RESOLUTION TO AMEND THE ORIGINAL ARTICLES AS FOLLOWS:

ARTICLE ONE IS HEREBY AMENDED TO READ AS FOLLOWS:

                         TRANSFORMATION PROCESSING INC.

    The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 11,345,884; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                               /s/ Gary G. McCann
                               ------------------------------------
                               Gary G. McCann, President

                               /s/ Vladimir Stepanoff
                               ------------------------------------
                               Vladimir Stepanoff, Vice President &
                               Secretary

Province of ONTARIO

                    ss.

Country of CANADA

On March 3, 1997, Gary McCann and Vladimir Stepanoff, personally appeared before me, a Notary Public, and acknowledged that they executed the above instrument.

                               /s/
                                 ----------------------------------
seal of Notary                   Signature of Notary